Exhibit 99.1

VeriSign Reports First Quarter 2006 Results

MOUNTAIN VIEW, CA – April 20, 2006 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the first quarter ended March 31, 2006.

VeriSign reported total revenue of $374 million for the first quarter of 2006. On a GAAP basis, VeriSign reported net income of $16 million for the first quarter of 2006 and earnings per share of $0.06 per fully-diluted share. Net income on a GAAP basis for the first quarter of 2006 included a non-cash stock-based compensation charge of $15 million, relating to the implementation of the accounting pronouncements around stock option expensing.

On a non-GAAP basis, using a 30% effective tax rate on non-GAAP pre-tax income of $84 million, earnings per share for the first quarter was $0.24 per diluted share. These non-GAAP results exclude the following items which are included under GAAP: amortization and impairment of intangible assets, acquired in-process research and development, stock-based compensation, litigation settlements, restructuring and other charges, and the net gain on the sale of investments. A table reconciling the GAAP to non-GAAP net income reported above is appended to this release.

“Our financial and business results for the first quarter met our forecast and provide a solid start to the year,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “We also continued to execute on our strategic plan in Q1 as we expanded our intelligent infrastructure portfolio through both internal development and key acquisitions in the security, content and messaging areas.”

“We were pleased with our ability to achieve our operational plan in Q1 while still making strategic investments in future growth opportunities within each of VeriSign’s business units” said Dana Evan, Chief Financial Officer of VeriSign. “Particularly strong performance in the VeriSign Information Services business added significant deferred revenues to our balance sheet and allowed us to generate cash flow from operations of over $90 million for the quarter.”

During the first quarter within the Internet Services Group (ISG), VeriSign Security Services (VSS) launched VeriSign Identity Protection (VIP), a comprehensive network-based service to protect consumer identities online. VIP is supported by several leading e-commerce companies, including PayPal, eBay and Yahoo!. Device manufacturer, SanDisk has also announced plans to support VIP in its storage devices. VSS also acquired Snapcentric, a provider of online fraud detection solutions, for $12 million during the quarter. Snapcentric’s advanced anomaly detection technology is a key addition to VeriSign’s suite of authentication solutions. Also within the ISG business segment, VeriSign Information Services (VIS) received approval of the .com registry agreement from ICANN which is subject to final review and approval by the U.S. Department of Commerce.

VeriSign Communications Services (VCS) continued to expand its mobile content platform in Q1 with the acquisition of 3united, a leading wireless application service provider, for $70 million and the execution of a definitive agreement to acquire m-Qube, a leading mobile channel enabler, for $250 million. Subject to regulatory approvals, the m-Qube transaction is expected to close in the second quarter. VCS also entered the broadband content market with the acquisition of Kontiki for $58 million. The Kontiki technology will become the cornerstone of the Broadband Content Services platform to enable the delivery of rich media over broadband networks. These investments extend VCS’s services to enable carriers, Internet portals, media companies, and consumer brands to deliver entertainment and information to any device, anytime, anywhere.

Additional Financial Information

•	VeriSign ended the first quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $812 million, a decrease of $94 million from the prior quarter and down $60 million year over year.

•	During Q1, VeriSign repurchased approximately 3.2 million shares of its common stock for a net purchase price of $75 million and used approximately $189 million of cash for acquisitions closed in the quarter.

•	Cash flow from operations was $92 million for the first quarter of 2006, up $18 million year over year.

•	Deferred revenue on the balance sheet was $539 million as of March 31, 2006, an increase of 9% or $44 million from the prior quarter and up approximately $100 million year over year.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balances decreased 3 days from the prior quarter to 48 days for Q1.

•	Capital expenditures for the first quarter of 2006 were approximately $27 million.

•	Non-GAAP operating income for Q1 was $76 million, a decrease of $11 million from the prior quarter.

•	In April, VeriSign put in place a $200 million credit facility to be used for general corporate purposes.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Security Services (VSS) and VeriSign Information Services (VIS) – delivered $177 million of revenue in the first quarter of 2006.

•	The VeriSign Web site certificate business issued approximately 143,000 new and renewed certificates in Q1, ending the quarter with a base of more than 508,000 certificates, up from 489,000 at the end of the fourth quarter of 2005. Year over year the base is up over 10%.

•	The VeriSign Information Services business ended the first quarter with approximately 54 million active domain names in .com and .net, a net increase of approximately 4 million names or 8% over Q4.

Communications Services Group

•	VeriSign Communications Services (VCS) Group – which provides intelligent communications, commerce and content services to telecommunications carriers and next generation service providers – delivered revenues of $197 million in the first quarter of 2006.

•	Within VCS, the Communications and Commerce group generated revenues of $119 million, which included $15 million of revenue from the SMS and MMS messaging services. The Content group generated revenues of $78 million, which includes $77 million for Jamba!/Jamster B2C services and $1 million from acquisitions of 3united and Kontiki, which closed during the quarter.

•	VeriSign Communications Services Group ended Q1 with a base of approximately 8.2 million wireless billing customer subscribers, an increase of approximately 15% year over year.

•	The VCS business supported 14.9 billion database queries in Q1 2006, up 16% year over year.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the first quarter results. The call will be accessible by direct dial at (800) 967-1784 (US) or (719) 457-2633 (international). A listen-only live webcast of the earnings conference call will also be available at www.verisign.com and www.streetevents.com. A replay of this call will be available at (888) 203-1112 (passcode: 6643961) or (719) 457-0820 (international) beginning at 5:00 pm (PST) on April 20 and will run through April 27. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations site.

About VeriSign VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice and data networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brendan P. Lewis, brlewis@verisign.com, 650-426-4470

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$432,123	$476,826
Short-term investments	328,557	378,006
Accounts receivable, net	265,511	271,883
Prepaid expenses and other current assets	82,828	80,079
Deferred tax assets	16,959	16,186
Current assets of discontinued operations	3,518	5,295

Total current assets	1,129,496	1,228,275

Property and equipment, net	557,005	553,036
Goodwill	1,183,909	1,071,910
Other intangible assets, net	267,045	225,302
Restricted cash	50,972	50,972
Long-term note receivable	—	26,419
Other assets, net	17,308	16,985

Total long-term assets	2,076,239	1,944,624

Total assets	$3,205,735	$3,172,899

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$541,900	$555,458
Accrued restructuring costs	7,248	7,440
Deferred revenue	401,339	368,413
Current liabilities of discontinued operations	6,248	6,822

Total current liabilities	956,735	938,133

Long-term deferred revenue	138,089	127,175
Long-term restructuring costs	10,285	10,876
Other long-term liabilities	4,263	4,995
Deferred tax liability	29,012	18,560

Total long-term liabilities	181,649	161,606

Total liabilities	1,138,384	1,099,739
Minority interest in subsidiaries	41,634	41,485

Commitments and contingencies

Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 244,790,567 and 246,418,940 shares (excluding 32,657,898 and 28,981,444 shares held in treasury at March 31, 2006 and December 31, 2005, respectively )	245	246
Additional paid-in capital	23,168,618	23,205,261
Unearned compensation	—	(13,911)
Accumulated deficit	(21,131,697)	(21,147,368)
Accumulated other comprehensive loss	(11,449)	(12,553)

Total stockholders’ equity	2,025,717	2,031,675

Total liabilities and stockholders’ equity	$3,205,735	$3,172,899

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$373,552	$387,267

Costs and expenses:
Cost of revenues*	138,228	122,388
Sales and marketing*	90,352	126,181
Research and development*	28,012	20,199
General and administrative*	58,403	42,099
Restructuring and other charges (reversals)	1,460	(1,875)
Amortization and impairment of intangible assets	34,049	22,840
Acquired in-process research and development	10,900	—

Total costs and expenses	361,404	331,832

Operating income from continuing operations	12,148	55,435
Other income, net	28,797	15,277
Minority interest in net income of subsidiaries	(647)	(1,128)

Income from continuing operations before income taxes	40,298	69,584
Income tax expense	24,627	24,424

Net income from continuing operations, net of tax	15,671	45,160
Net income from discontinued operations, net of tax	—	4,015

Net income	$15,671	$49,175

Basic net income per share:
Income from continuing operations	$0.06	$0.18
Income from discontinued operations	$—	$0.01

Net income per share	$0.06	$0.19

Diluted net income per share:
Income from continuing operations	$0.06	$0.17
Income from discontinued operations	$—	$0.02
Net income per share	$0.06	$0.19
Shares used in per share computation:
Basic	245,603	253,989

Diluted	248,905	262,338

*	includes the following amounts related to stock-based compensation:

Cost of revenue	$3,781	$50
Sales and marketing	3,121	58
Research and development	2,152	14
General and administrative	6,092	256

Total stock-based compensation	$15,146	$378

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue reconciliation
Revenue from continuing operations	$373,552	$387,267
Discontinued operations revenue (1)	—	13,724

Revenue including discontinued operations	$373,552	$400,991

(1)	For the three months ended March 31, 2005, discontinued operations revenue represents activity related to the Payments Gateway business for the period January 1, 2005 through March 31, 2005. VeriSign previously provided investors and analysts forecasts for the period that included revenue up until an estimated disposition date of the Payments business. For GAAP purposes, revenue for this and all periods is reclassified to net income from discontinued operations.

Statement of Income Reconciliation

(in thousands, except per share data)

Net income on a GAAP basis	$15,671	$49,175
Amortization and impairment of intangible assets	34,049	22,840
Acquired in-process research and development	10,900	—
Stock-based compensation	15,146	378
Litigation settlements	2,000	—
Restructuring and other charges (reversals)	1,460	(1,875)
Net gain on sale of investments	(20,248)	(2,275)
Income tax expense	24,627	26,386 (2)

Non-GAAP income before income taxes	83,605	94,629
Non-GAAP tax rate in lieu of the GAAP rate	(25,082)	(28,389)

Net income on a non-GAAP basis	$58,523	$66,240

Statement of Income Reconciliation per Share
Diluted net income per share on a GAAP basis	$0.06	$0.19
Amortization and impairment of intangible assets	0.14	0.09
Acquired in-process research and development	0.04	—
Stock-based compensation	0.06	—
Litigation settlements	0.01	—
Restructuring and other charges (reversals)	0.01	(0.01)
Net gain on sale of investments	(0.08)	(0.01)
Non-GAAP tax rate of 30% in lieu of the GAAP rate	—	(0.01)

Diluted net income per share on a non-GAAP basis	$0.24	$0.25

Shares used in calculation of net income per share	248,905	262,338

(2)	Includes income tax expense from discontinued operations of $1,962 VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and impairment of intangible assets, acquired in-process research and development, stock-based compensation, litigation settlements, restructuring and other charges (reversals), and the net gain on the sale of investments. The non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information which allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash flow from operating activities:
Net income from continuing operations	$15,671	$49,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	24,444	20,804
Amortization and impairment of intangible assets	34,049	22,840
Acquired in-process research and development	10,900	—
Provision for doubtful accounts	(650)	575
Stock-based compensation	15,146	—
Gain on sale of investments	(21,317)	(96)
Non-cash restructuring and other charges	1,460	106
Dividend income from investment	—	(2,180)
Minority interest in net income of subsidiary	647	1,128
Tax benefit associated with stock options	—	3,091
Deferred income taxes	4,361	(2,038)
Amortization of unearned compensation	—	880
Loss on disposal of property and equipment	—	127
Changes in operating assets and liabilities:
Accounts receivable	17,788	(59,993)
Prepaid expenses and other current assets	(2,936)	(13,543)
Accounts payable and accrued liabilities	(48,787)	16,286
Deferred revenue	41,601	36,698

Net cash provided by operating activities of continuing operations	92,377	73,860

Cash flow from investing activities of continuing operations:
Purchases of investments	(38,353)	(78,795)
Proceeds from maturities and sales of investments	86,054	51,899
Purchases of property and equipment	(26,813)	(17,054)
Net cash paid in business combinations	(169,937)	—
Net proceeds received on note receivable and investment	47,786	20,000
Merger related costs	3,519	(15)
Other assets	—	(3,283)

Net cash used in investing activities	(97,744)	(27,248)

Cash flow from financing activities of continuing operations:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	29,127	14,014
Change in net assets of subsidiary	301	400
Repurchase of common stock	(74,996)	—
Tax benefit associated with stock options	5,840	—
Repayment of debt	(640)	(550)

Net cash (used in) financing activities of continuing operations	(40,368)	13,864
Effect of exchange rate changes	1,032	(1,740)

Net increase (decrease) in cash and cash equivalents	(44,703)	58,736
Cash and cash equivalents at beginning of period	476,826	330,641

Cash and cash equivalents at end of period	$432,123	$389,377

Cash flows from discontinued operations:
Net cash provided by operating activities	$1,727	$3,363